Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-89037, 333-33580, and 333-50886 on Form S-8 of The ServiceMaster Company of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of ServiceMaster Profit Sharing and Retirement Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 28, 2007

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